Exhibit 99.1

NEWS RELEASE

Investor Contact:
James E. Perry, Vice President and Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Signs Definitive Agreement to Sell European Rail Business

DALLAS, TEXAS – July 31, 2006 – Trinity Industries, Inc., (NYSE:TRN) announced today that it has signed a definitive agreement to sell the Company’s European Rail business. The business is being sold to International Railway Systems S.A. Trinity anticipates closing the transaction within 14 days.

“We are pleased to announce this transaction,” commented Timothy R. Wallace, Trinity’s Chairman, President and CEO. “While the European railcar market has shown signs of recovery in recent months, we feel it is in the best interest of Trinity to dedicate more of our resources and assets to opportunities in North America. We are pleased with the growth of our North American operations and continue to focus on margin improvement of those businesses.”

Cristian Burci, President of International Railway Systems S.A., said, “We are very pleased with this acquisition, which significantly enlarges our service offering to our clients. Trinity’s European rail businesses complement our existing activities and enable us to provide enhanced design and technical capabilities to the European rail market. I am especially pleased that we have shown by our work and by this acquisition a Romania-based enterprise can establish a firm position of European leadership in its sector.”

The terms of the transaction were not disclosed, and financial impact of the transaction will be recorded in the Company’s third quarter ending September 30, 2006. The Company does not expect a material financial impact to be recorded as a result of the transaction.

Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation’s leading diversified industrial companies. Trinity reports five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. Trinity’s web site may be accessed at http://www.trin.net .

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience of our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

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